Exhibit 1.1

iStar Financial Inc.

$750,000,000 5.95% Senior Notes Due 2013
$250,000,000 Senior Floating Rate Notes Due 2009

PURCHASE AGREEMENT

September 13, 2006

BARCLAYS CAPITAL INC.

BEAR STEARNS & CO. INC.

DEUTSCHE BANK SECURITIES INC.
And the other parties referred to in Schedule 1 hereto
c/o Deutsche Bank Securities Inc.
                 60 Wall Street
                 New York, New York  10005

Ladies and Gentlemen:

iStar Financial Inc., a Maryland corporation (the “Company”), hereby confirms its agreement with Barclays Capital Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc. and the other parties referred to in Schedule 1 hereto, as initial purchasers (the “Initial Purchasers”), as set forth below.

Section 1.                                            The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $750,000,000 aggregate principal amount of its 5.95% Senior Notes due 2013, (the “Fixed Rate Notes”) and $250,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2009 (the “Floating Rate Notes” and, collectively with the Fixed Rate Notes, the “Securities”). The Fixed Rate Notes are to be issued under an indenture (the “Fixed Rate Indenture”) to be dated as of September 22, 2006 by and between the Company and US Bank Trust National Association, as Trustee (the “Trustee”). The Floating Rate Notes are to be issued under an indenture, to be dated as of September 18, 2006 by and between the Company and the Trustee (the “Floating Rate Indenture” and, collectively with the Fixed Rate Indenture, the “Indentures”).

The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated September 13, 2006 (the “Preliminary Memorandum”)

and has prepared a term sheet for the Fixed Rate Notes (the “Fixed Rate Term Sheet”) dated September 13, 2006 and a term sheet for the Floating Rate Notes dated September 13, 2006 (the “Floating Rate Term Sheet” and, together with the Fixed Rate Term Sheet, the “Term Sheets”), which have attached thereto a copy of the final offering memorandum dated September 13, 2006 (the “Final Memorandum”) setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein. As used herein, “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the Preliminary Memorandum, as supplemented by the Term Sheets, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities prior to the time this Agreement is executed by the parties hereto. As used herein, “Applicable Time” shall mean 4:00 p.m, September 13, 2006.)

The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed, among other things, to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

Section 2.                                            Representations and Warranties. The Company represents and warrants to and agrees with each of the Initial Purchasers as follows:

(a)                                  As of the Applicable Time, the Offering Memorandum does not, and at all times subsequent thereto up to the Fixed Rate Closing Date (as defined in Section 3 below) with respect to the Fixed Rate Notes and the Floating Rate Closing Date (as defined in Section 3 below) with respect to the Floating Rate Notes, each a Closing Date (as defined in Section 3 below), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to any of the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Offering Memorandum.

(b)                                 The Company has the authorized, issued and outstanding capitalization as set forth in the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

(c)                                  The execution and delivery of the Securities, the Exchange Securities and the Private Exchange Securities (as defined in the Registration Rights Agreement) have been duly authorized by all necessary corporate action of the Company and, on and as of each respective Closing Date, the Securities will have been duly executed and delivered by the Company and, assuming due authentication by the Trustee, will be the legal, valid and binding obligations of the Company, enforceable in accordance with their terms and entitled to the benefits of the Indenture. No holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the offering contemplated by this Agreement.

(d)                                 The execution and delivery of the Indentures have been duly authorized by the Company, and, on and as of each respective Closing Date, the Indentures will have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will be legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

(e)                                  The execution and delivery of the Registration Rights Agreement has been duly authorized by the Company, and, on and as of each respective Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(f)                                    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement, the Indentures, the Securities, the Exchange Securities and the Private Exchange Securities, the issuance, offering and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made or such as may be required by the state securities or Blue Sky laws of the various states of the United States of America or other U.S. jurisdictions in connection with the offer and sale of the Securities by the Initial Purchasers, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries.

(g)                                 The execution and delivery of this Agreement and the issuance and sale of the Securities have been duly authorized by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery, by the other parties hereto will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(h)                                 The Company has been duly incorporated and is validly existing as a corporation in good standing under the law of its jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Offering Memorandum, is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and has full power and authority to execute and perform its obligations under this Agreement, the Registration Rights Agreement, the Indentures, the Securities, the Exchange Securities and the Private Exchange Securities; each subsidiary of the Company is duly organized and validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its subsidiaries, taken as a whole, and each has full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Offering Memorandum; all of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly authorized and are fully paid and nonassessable and, except as otherwise set forth in the Offering Memorandum, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

(i)                                     Except for the shares of capital stock of each of the subsidiaries owned by the Company and such subsidiaries, neither the Company nor any such subsidiary owns any shares of stock or any other equity securities of any corporation or has any equity interest in any firm, partnership, association or other entity, except in connection with an investment in its ordinary course of business, or as otherwise described in or contemplated by the Offering Memorandum.

(j)                                     Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its subsidiaries, the consequence of which violation, breach or default would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, stockholders’ equity, net worth or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k)                                  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, making any other distribution on such subsidiary’s capital stock, repaying to the Company any loans or advances to such subsidiary from the Company or transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, and the Company is not currently prohibited, directly or indirectly, from paying any dividends or making any other distribution on its capital stock, in each case except for restrictions upon the occurrence of a default or failure to meet financial covenants or conditions under existing agreements or restrictions that require a subsidiary to service its debt obligations before making dividends, distributions or advancements in respect of its capital stock.

(l)                                     PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated in the Offering Memorandum, are independent public accountants as required by the Securities Act and the applicable rules and regulations thereunder.

(m)                               The consolidated financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated in the Offering Memorandum were prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved (except as otherwise noted therein) and they present fairly the financial condition of the Company as at the dates at which they were prepared and the results of operations of the Company in respect of the periods for which they were prepared.

(n)                                 The Company and its subsidiaries possess all consents, licenses, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective Material Adverse Effect, except as described in or contemplated by the Offering Memorandum.

(o)                                 The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, know-how, copyrights, trade secrets and proprietary or other confidential information necessary to operate the business now operated by them, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Offering Memorandum.

(p)                                 Subsequent to the respective dates as of which information is given in the Offering Memorandum (A) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock; and (C) there has not been any material change in the capital stock of the Company, or in the short-term or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in or contemplated by the Offering Memorandum or indebtedness incurred under the Company’s revolving credit facility to fund ordinary course investment activity.

(q)                                 The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it (except in any case in which the failure  to so pay would not have a Material Adverse Effect), to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Offering Memorandum.

(r)                                    The Company and each of its subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or such subsidiary, and any real property and buildings held under lease by the Company or any such subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Offering Memorandum.

(s)                                  No legal or governmental proceedings are pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in the Offering Memorandum and are not described therein; and no statutes, regulations, contracts or other documents that are required to be described or incorporated in the Offering Memorandum or to be filed as exhibits to the Offering Memorandum that are not described or incorporated therein or filed as required.

(t)                                    Except as described in or contemplated by the Offering Memorandum, and except as would not otherwise reasonably be expected to have a Material Adverse Effect, (A) the Company and each of its subsidiaries is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (B) the Company and each of its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated or leased by the Company or any of its subsidiaries, (E) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable law, (F) no property owned or operated by the Company or any of its subsidiaries is (i) listed or, to the best knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any governmental authority, (G) neither the Company nor any of its subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action under any Environmental Law, (H) there are no past or present actions, occurrences or operations which could reasonable be expected to prevent or interfere with compliance by the Company with any applicable Environmental Law or to result in liability under any applicable Environmental Law. For purposes of this Agreement, “Environmental Laws” means the common law and all applicable foreign, federal, provincial, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom. “Hazardous Material” means any pollutant, contaminant, waste, chemical, substance or constituent, including, without limitation, petroleum or petroleum products subject to regulation or which can give rise to liability under any Environmental Laws.

(u)                                 Subsequent to the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of its subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs or business prospects, stockholders’ equity, net worth or results of operations of the Company or any of its subsidiaries, taken as a whole, other than as described in or contemplated by the Offering Memorandum (exclusive of any amendments or supplements thereto).

(v)                                 The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Offering Memorandum.

(w)                               The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would reasonably be expected to have any liability; the Company has not incurred and does not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (y) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.

(x)                                   No labor dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a Material Adverse Effect, except as described in or contemplated by the Offering Memorandum.

(y)                                 The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (w) transactions are executed in accordance with management’s general or specific authorizations; (x) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (y) access to assets is permitted only in accordance with management’s general or specific authorization; and (z) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)                                   The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) that are adequate and effective and designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its chief executive officer and chief financial officer by others within those entities.

(aa)                            Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company has not advised its auditors, and the audit committee of the board of directors of the Company have not been advised, of (i) any significant deficiencies in the design or operation  of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb)                          Since the date of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(cc)                            The Company is not an “investment company” and, after giving effect to the offering of the Securities and the application of the proceeds therefrom, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(dd)                          The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation as described in the Offering Memorandum will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

(ee)                            The Securities, the Indentures and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(ff)                                No holder of securities of the Company or any subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(gg)                          None of the Company, the subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indentures under the TIA.

(hh)                          No securities of the Company or any subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(ii)                                  Neither the Company nor any of its affiliates, nor any person acting on behalf of any of them has, directly or indirectly, (x) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, or (y) since the filing of the Preliminary Memorandum (I) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities other than as contemplated by this Agreement or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(jj)                                  None of the Company, the subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Securities; the Company, the subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(kk)                            The Company has not distributed and, prior to the later of (x) each respective Closing Date and (y) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering of the Securities other than the Offering Memorandum or any amendment or supplement thereto.

(ll)                                  No receiver or liquidator (or similar person) has been appointed in respect of the Company or any subsidiary of the Company or in respect of any part of the assets of the Company or any subsidiary of the Company; no resolution, order of any court, regulatory body, governmental body or otherwise, or petition or application for an order, has been passed, made or presented for the winding up of the Company or any subsidiary of the Company or for the protection of the Company or any such subsidiary from its creditors; and the Company has not, and no subsidiary of the Company has, stopped or suspended payments of its debts, become unable to pay its debts or otherwise become insolvent.

(mm)                      Except as disclosed in the Offering Memorandum, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

(nn)                          No event or circumstance has occurred or arisen that is reasonably likely to give rise to a requirement that the Company make additional disclosure on Form 8-K and has not been so disclosed.

The above representations and warranties shall be deemed to be repeated at each Closing Date. Any certificate signed by any officer of the Company or any subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the subsidiaries to each Initial Purchaser as to the matters covered thereby.

Section 3.                                            Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase, the Securities in the respective amounts set forth on Schedule 2 hereto from the Company at     % of their principal amount and the Securities as set forth on Schedule 3 hereto at      % of their principal amount. Two or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the  Company at least 36 hours prior to each respective Closing Date (as defined below), shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to each respective Closing Date (as defined below), or by such means as the parties hereto shall agree prior to each respective Closing Date (as defined below). Such delivery of and payment for the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher& Flom LLP, 4 Times Square New York, NY 10036 at 10:00 A.M., New York time, on September 18, 2006, with respect to the Floating Rate Securities (the “Floating Rate Closing Date”) and on September 22, 2006 with respect to the Fixed Rate Securities (the “Fixed Rate Closing Date”, and each of the Fixed Rate Closing Date and the Floating Rate Closing Date a “Closing Date”) or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon. The Company will make such certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to each respective Closing Date.

Section 4.                                            Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Offering Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5.                                            Covenants of the Company. The Company covenants and agrees with each of the Initial Purchasers as follows:

(a)                                  Until the later of (i) the completion of the distribution of the Securities by the Initial Purchasers and (ii) each respective Closing Date, the Company will not amend or supplement the Offering Memorandum or file any report with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Initial Purchasers shall have given their consent. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial

Purchasers, make any amendments or supplements to the Offering Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

(b)                                 The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or “Blue Sky” laws of which jurisdictions as the Initial Purchasers may designate and  will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c)                                  If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, the Exchange Securities or the Private Exchange Securities, any event occurs or information becomes known as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Offering Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Offering Memorandum that corrects such statement or omission or effects such compliance.

(d)                                 The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Offering Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e)                                  The Company will apply the net proceeds from the sale of the Securities as set forth under “Use of Proceeds” in the Offering Memorandum.

(f)                                    For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(g)                                 Prior to each respective Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Offering Memorandum.

(h)                                 None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act)

that could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

(i)                                     The Company will not, and will not permit any of the subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(j)                                     For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k)                                  The Company will use its best efforts to (i) permit the Securities to be designated as PORTAL-eligible securities in accordance with the rules and regulations adopted by the NASD relating to trading in the NASD’s Portal Market (the “Portal Market”) and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l)                                     In connection with Securities offered and sold in an off shore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

(m)                               None of the Company or any of its Affiliates will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities.

(n)                                 For a period of two years (calculated in accordance with paragraphs (d) of Rule 144 under the Act) following the date any Securities are acquired from the Company or any of its Affiliates, none of the Company or any of its Affiliates will sell any such Securities.

Section 6.                                            Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions  contemplated hereby, including any costs of printing the Preliminary Memorandum and any Offering Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

Section 7.                                            Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the each respective Closing Date:

(a)                                  On each respective Closing Date, the Initial Purchasers shall have received the opinion, dated as of each respective Closing Date and addressed to the Initial Purchasers, of Clifford Chance US LLP, New York, counsel for the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect that:

(i)                                     the Company and each of its “significant subsidiaries” (as defined in Rule 1.02(w) of Regulation S-X under the Exchange Act) have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where such counsel has been advised that the failure to be so qualified would amount to a material liability or disability to the Company and its subsidiaries, taken as a whole; the Company and each of its significant subsidiaries have full power and authority to own, lease and operate their respective properties and assets and conduct their respective businesses as described in the Offering Memorandum, and the Company has corporate power to enter into this Agreement, the Registration Rights Agreement and the Indentures and to carry out all the terms and provisions hereof and thereof and of the Securities, the Exchange Securities and the Private Exchange Securities to be carried out by it; all of the issued and outstanding shares of capital stock of each of the Company’s significant subsidiaries, except as otherwise set forth in the Offering Memorandum, are owned beneficially by the Company free and clear of any perfected security interests or, to the best knowledge of such counsel, any other security interests, liens, encumbrances, equities or claims, except for pledges of subsidiary stock under debt instruments;

(ii)                                  the statements set forth under the heading “Description of the Notes” in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Securities and the Indentures, provide a fair summary of such provisions; and the statements set forth under the heading “Certain U.S. Federal Income Tax Consequences” in the Offering Memorandum or, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, have been reviewed by such counsel and fairly present the information called for with respect to such legal matters, documents and proceedings in all material respects;

(iii)                               the execution and delivery of this Agreement and the Registration Rights Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

(iv)                              the execution and delivery of the Indentures have been duly authorized by the Company, and, on and as of each respective Closing Date, the Indentures will have been duly executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, will be a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect);

(v)                                 the Securities, the Exchange Securities and the Private Exchange Securities have been duly authorized by all necessary corporate action of the Company and, on and as of each respective Closing Date, the Securities will have been duly executed and delivered by the Company and, assuming due authentication by the Trustee, will be the legal, valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect) and entitled to the benefits of the Indentures; no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the offering contemplated by this Agreement and the Registration Rights Agreement;

(vi)                              the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Registration Rights Agreement, the Indentures, the Securities, the Exchange Securities and the Private Exchange Securities, the issuance, offering and sale of the Securities to the Initial Purchasers by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (x) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or made (and specified in such opinion) or such as may be required by the securities or Blue Sky laws of the various states of the United States of America and other U.S. jurisdictions in connection with the offer and sale of the Securities by the Initial Purchasers, or (y) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other material agreement or instrument, known to such counsel, to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its significant subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company or its significant subsidiaries;

(vii)                           the Company is not an “investment company” and, after giving effect to the Offering and the application of the proceeds therefrom, will not be an “investment company”, as such term is defined in the 1940 Act; and

(viii)                        such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described or incorporated in the Offering Memorandum and are not described or incorporated therein or any statutes, regulations, contracts or other documents that are required to be described or incorporated in the Offering Memorandum or to be filed as exhibits to the Offering Memorandum that are not described or incorporated therein or filed as required.

(ix)                                commencing with its taxable year ended December 31, 1998, the Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) under the Code, and its method of operation, as represented by the Company will permit it to continue to so qualify.

(x)                                   No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Offering Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indentures is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Securities in the initial resale thereof are qualified institutional buyers as defined in Rule 144A promulgated under the Act (“QIBs”) or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers’ representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

At the time the foregoing opinion is delivered, Clifford Chance US LLP shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Preliminary Memorandum and the Offering Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Memorandum or the Offering Memorandum, no facts have come to its attention which lead it to believe that the Offering Memorandum, as of the Applicable Time or at each respective Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company’s books and records included in the Offering Memorandum). The opinion of Clifford Chance US LLP described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.

In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the General Corporation Law of the State of Delaware, to the extent satisfactory in form and scope to counsel for the Initial Purchasers, upon the opinion of Venable LLP. An opinion of

Venable LLP shall be delivered to the Initial Purchasers and counsel for the Initial Purchasers covering matters reasonably requested by the Initial Purchasers.

(b)                                 On each respective Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of each respective Closing Date and addressed to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c)                                  On the date hereof, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the date hereof, in form and substance satisfactory to counsel for the Initial Purchasers with respect to the audited and any unaudited or pro forma financial information in the Preliminary Memorandum. On each respective Closing Date, the Initial Purchasers shall have received from the Independent Accountants a comfort letter dated the date of each respective Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall extend to the financial information, if any, contained in the Final Memorandum and not contained in the Preliminary Memorandum.

(d)                                 The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Applicable Time and on and as of each respective Closing Date as if made on and as of each respective Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of each respective Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to each respective Closing Date; and, except as described in the Offering Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Offering Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e)                                  The sale of the Securities hereunder shall not be enjoined (temporarily or permanently) on each respective Closing Date.

(f)                                    Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g)                                 The Initial Purchasers shall have received a certificate of the Company, dated as of each respective Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that

(i)                                     the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Applicable Time and on and as of each respective Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each respective Closing Date;

(ii)                                  at each respective Closing Date, since the date hereof or since the date of the most recent financial statements in the Offering Memorandum (exclusive of any amendment or  supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii)                               the sale of the Securities hereunder has not been enjoined (temporarily or permanently).

(h)                                 On each respective Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after each respective Closing Date.

On or before each respective Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8.                                            Offering of Securities; Restrictions on Transfer. (a)  Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Offering Memorandum.

(b)                                 Each of the Initial Purchasers represents and warrants (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and each respective Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9.                                            Indemnification and Contribution. (a)  The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i)                                     any untrue statement or alleged untrue statement made by the Company in Section 2 hereof;

(ii)                                  any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto; or

(iii)                               the omission or alleged omission to state, in the Final Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses  incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

(b)                                 Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Final Memorandum or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

(c)                                  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory  to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)              In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable  contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraphs (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

Section 10.                                      Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the total aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 10, each respective Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

Section 11.                                      Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10, 11 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 12.                                      Termination. This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to each Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to each respective Closing Date, (a) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited or minimum or maximum prices shall have been established by or on, as the case may be, the Commission or the New York Stock Exchange or the Nasdaq National Market; (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (c) a general moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (d) there shall have occurred (i) an outbreak or escalation of hostilities between the United States and any foreign power, (ii) an outbreak or escalation of any other insurrection or armed conflict involving the United States, or (iii) any other national or international calamity, crisis or emergency or materially adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the judgment of the Initial Purchasers, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Offering Memorandum, as amended as of the date hereof; or (e) the Company or any of its subsidiaries shall have, in the sole judgment of the Initial Purchasers, sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, or there shall have been any materially adverse change (including, without limitation, a change in management or control), or constitute a development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, properties, business affairs or business prospects, stockholders’ equity, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto). the indemnity and contribution provisions provided in Section 6 hereof and any liability arising before or in relation to such termination.

(a)                                  Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof, the indemnity and contribution provisions provided in Section 9 hereof and any liability arising before or in relation to such termination..

Section 13.                                      Information Supplied by the Initial Purchasers. The statements set forth in the last paragraph on the front cover page (as such paragraph is supplemented by the Pricing Supplement) and in the first sentence of the third paragraph, the third sentence of the fifth paragraph, the sixth paragraph and the last paragraph under the heading “Private Placement” in the Offering Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

Section 14.                                      Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) Deutsche Bank Securities

Inc., 60 Wall Street, New York, New York 10005, Attention:  Corporate Finance Department; (ii) if sent to the Company, shall be mailed or delivered to the Company at 1114 Avenue of the Americas, 27th Floor, New York, New York 10036,  Attention:  Chief Executive Officer; with a copy to Chief Financial Officer.

All such notices and communications shall be deemed to have been duly given:  when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 15.                                      Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

Section 16.                                      APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

Section 17.                                      No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Initial Purchaser has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 18.                                      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours,

iSTAR FINANCIAL INC

By:	/s/ Catherine D. Rice
Name: Catherine D. Rice
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed
and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

BEAR STEARNS & CO. INC.

DEUTSCHE BANK SECURITIES INC.

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

BEAR STEARNS & CO. INC.

By:	/s/ Chris O’ Connor
Name: Chris O’ Connor
Title: Senior Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nigel Cree
Name: Nigel Cree
Title: Managing Director/Debt Syndicate

By:	/s/ Eric Dobi
Name: Eric Dobi
Title: Director